UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

CRAFT COLLEGE INC.

(Exact name of registrant as specified in charter)

Utah	20-4475522
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1950 Stemmons Freeway, Suite 5001, Dallas Texas	75207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 891-9672

N/A

(Former name or former address, if changed since last report)

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 20, 2008 Ms. Castillo tendered her resignation as an Officer and Director of Craft College Inc. This resignation was not as a result of any disagreement with the Issuer. Further, as of October 20, 2008 Dario Passadore has assumed the position of interim President until a permanent replacement for Ms. Castillo can be found.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CRAFT COLLEGE INC.

Signature	Title	Date

DARIO PASSADORE Dario Passadore	Director	October 21, 2008